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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 March 21, 2001
                        (Date of earliest event reported)

                                   HYSEQ, INC.
             (Exact name of Registrant as specified in its charter)

    Nevada                           0-22873                     36-3855489
  (State of                   (Commission File No.)             (IRS Employer
Incorporation)                                               Identification No.)
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                               670 Almanor Avenue
                           Sunnyvale, California 94085
          (Address of principal executive offices, including zip code)

                                  408-524-8100
              (Registrant's telephone number, including area code)


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Item 5. Other Events.

     On March 21, 2001, Hyseq announced that Ted W. Love, M.D., who joined Hyseq as President in January 2001, has been promoted to Chief Executive Officer and President of Hyseq. George B. Rathmann, Ph.D., who has served as the Chairman of Hyseq's Board of Directors since February 2000, and as Chief Executive Officer since May 2000, will continue to serve as Chairman. Dr. Rathmann recommended the promotion to Hyseq's Board of Directors after he and Dr. Love had determined that it was an appropriate time for the transition.

     Hyseq also announced on March 21, 2001 that its Board of Directors decided to draw down the entire $20 million available under its line of credit agreement with Dr. Rathmann and pay off the outstanding balance in shares of Hyseq's common stock, as provided in that agreement.

     For further information, see the press release of Hyseq, Inc., dated March
21, 2001, attached hereto as Exhibit 99.1.

     In an unrelated matter, on March 19, 2001, Lewis Gruber tendered his resignation as a director on Hyseq's Board of Directors. The Board of Directors determined not to fill the vacancy thus created and instead reduced the authorized number of directors to eight.

Item 7. Financial Statements and Exhibits.

(c)     Exhibits

99.1     Press Release, dated March 21, 2001.


SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    HYSEQ, INC.

                                    /s/ Ted W. Love
                                    ---------------------------
                                    Name: Ted W. Love
                                    Title: President and Chief Executive Officer


Date: March 23, 2001

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                                 EXHIBIT INDEX

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
Exhibit No.                  Description of Exhibit
-----------                  ----------------------
99.1                  Press Release, dated March 21, 2001.
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